WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                EXHIBIT 11
                ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS (a)
                  (in thousands except per share amount)
                                UNAUDITED
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                                 Three Months Ended      Six Months Ended
                                       June 30,               June 30,
                                 -------------------     -----------------
                                   1996      1995          1996      1995
                                 -------    -------      ------    -------
Computation of Earnings Per
  Common Share and Common
  Equivalent Share:
- ---------------------------
Net Income                       $ 2,785    $ 2,225      $ 5,344  $ 4,476
                                 =======    =======      =======  =======
Average Number of Shares Used
  to Compute Earnings
  per Common Share                 5,158      5,088        5,151    5,085
Effect of Unexercised
  Stock Options                       62         43           56       38
                                 -------    -------      -------  -------
Average Number of Shares Used
  to Compute Earnings per
  Common and Common
  Equivalent Share                 5,220      5,131        5,207    5,123
                                 =======    =======      =======  =======
Earnings per Common and
Common Equivalent Share          $   .53    $   .43      $  1.03  $   .87
                                 =======    =======      =======  =======
Computation of Earnings
  Per Common Share Assuming
  Full Dilution:
- ---------------------------
Net Income                       $ 2,785    $ 2,225      $ 5,344  $ 4,476
                                 =======    =======      =======  =======
Average Number of Shares
  Used to Compute Earnings
  per Common Share                 5,158      5,088        5,151    5,085
Effect of Unexercised
  Stock Options                       65         51           67       51
                                  -------    -------      -------  -------
Average Number of Shares
  Used to Compute Earnings
  per Common Share Assuming
  Full Dilution                    5,223      5,139        5,218    5,136
                                 =======    =======       =======  =======
Earnings per Common Share
  Assuming Full Dilution         $   .53    $   .43      $  1.02  $    .87
                                 =======    =======      =======  =======

- ------------------
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(a)  This calculation is submitted in accordance with Regulation S-K, Item
     601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%,including fractional cents per share.

                                  E - 1
                               Page 12 of 13

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